As filed with the Securities and Exchange Commission on January 26, 2007

Registration No.  333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACA Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-3170112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 Broadway

New York, New York

10005

Tel: (212) 375-2000

(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2006 Stock Incentive Plan
(Full title of the plan)

Nora J. Dahlman, Esq.
Managing Director, General Counsel
ACA Capital Holdings, Inc.
140 Broadway
New York, New York 10005
(212) 375-2000
 (Name, Address, including Zip Code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share	3,897,048(2)	$11.52(3)	$44,893,992.96	$4,803.66
Common Stock, par value $0.10 per share	1,855,556(4)	$15.70(5)	$29,132,229.20	$3,117.15
Total	5,752,604			$7,920.81

(1)             Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)             Represents shares subject to options outstanding as of the date of this registration statement.

(3)             Represents the weighted average exercise price (rounded to the nearest cent) for such outstanding options pursuant to
Rule 457(h) under the Securities Act. The offering price is estimated solely for purposes of calculating the registration fee

(4)             Represents shares available for future issuance under the Amended and Restated 2006 Stock Incentive Plan which amended the Amended and Restated 2004 Stock Incentive Plan which amended the Omnibus Incentive Compensation Plan.

(5)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 24, 2007.

EXPLANATORY NOTE

The Registrant maintains the Amended and Restated 2006 Stock Incentive Plan which amended the Amended and Restated 2004 Stock Incentive Plan which amended the Omnibus Incentive Compensation Plan (the “Plan”).  Prior to the closing of its initial public offering of its common stock on November 15, 2006, 3,897,048 shares of the Registrant’s common stock were the subject of outstanding stock options granted under the Plan.  1,855,556 shares remain available for future awards under the Plan.  The purpose of this Form S-8 is to register the aforementioned 5,752,604 shares on this Form S-8.

PART I

The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

References to “us,” “our,” “we” and “the Company” shall mean ACA Capital Holdings, Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.  Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement.  We incorporate by reference the following document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering:

a.                 Our prospectus as filed on November 13, 2006 pursuant to Rule 424(b) of the Securities Act, contained in our registration statement on Form S-1 (File No. 333-133949), as amended;

b.                all reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since December 31, 2005; and

c.                 The Section entitled “Description of the Registrant’s Securities to be Registered” contained in the registration statement on Form 8-A (File No. 333-33111), filed pursuant to Section 12(b) of the Exchange Act on October 26, 2006, and incorporating by reference the information contained in the Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Our Certificate of Incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. The Delaware General Corporation Law does not permit a provision in a corporation’s Certificate of Incorporation that would eliminate such liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. Our Bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. Our Bylaws further provide that, to the fullest extent permitted by Delaware law, we may indemnify our employees and agents. We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors, officers, employees and agents.

We have entered into indemnity agreements with two of our directors, William H. Lacy and Douglas L. Jacobs, under which we agreed to indemnify Mr. Lacy or Mr. Jacobs if he is made, or threatened to be made, a party to any action or proceeding (including an action by or in the right of the Company), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of our company or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any judgments, fines, amounts paid in settlement and reasonable expenses which he incurs. We maintain liability insurance covering our directors and officers. There is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit No.	Description of Exhibit

3.1

Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1, as amended by Exhibits 3.1.1 through 3.1.7 of our Registration Statement on Form S-1 and Exhibit 3.1 of our Form 8-K filed on November 15, 2006).

3.2	Bylaws of the Company (Incorporated by reference to Exhibit 3.2, as amended by Exhibit 3.2.1 and Exhibit 3.2.2 of our Registration Statement on Form S-1).

4.1	Form of Certificate of Common Stock of the Company (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-1).

4.2	Amended and Restated Registration Rights Agreement (Incorporated by reference to Exhibit 4.3, as amended by Exhibits 4.3.1 and 4.3.2 of our Registration Statement on Form S-1).

4.3

Stockholder’s Agreement (Incorporated by reference to Exhibit 4.4, as amended by Exhibit 4.4.1 and Exhibit 4.4.2 of our Registration Statement on Form S-1 and Exhibit 10.1 of our Form 8-K filed on November 15, 2006).

4.4	Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.13 of our Registration Statement on Form S-1).

4.5	ACA Capital Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.12 and 10.12.1 of our Registration Statement on Form S-1).

4.6

ACA Capital Holdings, Inc. Amended and Restated 2006 Stock Incentive Plan and forms of incentive stock option agreement, non-qualified stock option agreement and restricted stock agreement (Incorporated by reference to Exhibits 10.18, 10.19, 10.20 and 10.21 of our Registration Statement on Form S-1, respectively).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page included in this Part II).

*                    filed herewith

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York State, on this 26th day of January, 2007.

ACA Capital Holdings, Inc.

By:	/s/ Edward U. Gilpin
Edward U. Gilpin Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Alan S. Roseman, Edward U. Gilpin and Nora J. Dahlman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan S. Roseman	Chief Executive Officer, President and Deputy	January 26, 2007
Alan S. Roseman	Chairman of the Board (Principal Executive Officer)

/s/ Edward U. Gilpin	Executive Vice President, Chief Financial Officer	January 26, 2007
Edward U. Gilpin	and Director (Principal Financial Officer)

/s/ Lisa Mumford	Managing Director and Chief Accounting Officer	January 26, 2007
Lisa Mumford	(Principal Accounting Officer)

/s/ David E. King	Chairman of the Board of Directors	January 26, 2007
David E. King

/s/ David M. Barse	Director	January 26, 2007
David M. Barse

/s/ John G. Berylson	Director	January 26, 2007
John G. Berylson

/s/ Douglas L. Jacobs	Director	January 26, 2007
Douglas L. Jacobs

/s/ Robert Juneja	Director	January 26, 2007
Robert Juneja

/s/ William H. Lacy	Director	January 26, 2007
William H. Lacy

/s/ Warren A. Stephens	Director	January 26, 2007
Warren A. Stephens

Index to Exhibits

Exhibit No.	Description of Exhibit
3.1

Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1, as amended by Exhibits 3.1.1 through 3.1.7 of our Registration Statement on Form S-1 and Exhibit 3.1 of our Form 8-K filed on November 15, 2006).

3.2	Bylaws of the Company (Incorporated by reference to Exhibit 3.2, as amended by Exhibit 3.2.1 and Exhibit 3.2.2 of our Registration Statement on Form S-1).

4.1	Form of Certificate of Common Stock of the Company (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-1).

4.2	Amended and Restated Registration Rights Agreement (Incorporated by reference to Exhibit 4.3, as amended by Exhibits 4.3.1 and 4.3.2 of our Registration Statement on Form S-1).

4.3

Stockholder’s Agreement (Incorporated by reference to Exhibit 4.4, as amended by Exhibit 4.4.1 and Exhibit 4.4.2 of our Registration Statement on Form S-1 and Exhibit 10.1 of our Form 8-K filed on November 15, 2006).

4.4	Omnibus Incentive Compensation Plan (Incorporated by reference to Exhibit 10.13 of our Registration Statement on Form S-1).

4.5	ACA Capital Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.12 and 10.12.1 of our Registration Statement on Form S-1).

4.6

ACA Capital Holdings, Inc. Amended and Restated 2006 Stock Incentive Plan and forms of incentive stock option agreement, non-qualified stock option agreement and restricted stock agreement (Incorporated by reference to Exhibits 10.18, 10.19, 10.20 and 10.21 of our Registration Statement on Form S-1, respectively).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page included in this Part II).

____________________

*                    filed herewith